EXHIBIT 23.2

[Deloitte & Touche LLP letterhead]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 25, 2011, relating to the consolidated financial statements of Red Robin Gourmet Burgers, Inc. and the effectiveness of the Red Robin Gourmet Burger, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended December 26, 2010.

/s/ Deloitte & Touche LLP

Denver, Colorado
June 2, 2011

EXHIBIT INDEX

The following is a list of all exhibits filed as part of this Registration Statement or, as noted, incorporated by reference into this Registration Statement.

Exhibit No.	Description of Exhibit

4.1

Red Robin Gourmet Burgers, Inc. Second Amended and Restated 2007 Performance Incentive Plan (previously filed as Appendix A to the Company’s Proxy Statement for its Annual Meeting of Stockholders held on May 26, 2011, and incorporated herein by reference).

5.1	Opinion of Davis Graham & Stubbs LLP as to the legality of the securities being issued.

23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP.

24.1	Power of Attorney (included on signature page of this Registration Statement).